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                           RECAPITALIZATION AGREEMENT


          THIS RECAPITALIZATION AGREEMENT (this "Agreement") dated as of May 5, 1997 among Kaynar Holdings Inc. ("Parent"), Kaynar Technologies Inc. ("Opco") and General Electric Capital Corporation (the "Preferred Stockholder") relates to (i) the Certificate of Designation of Series A Convertible Preferred Stock of Parent, (ii) the Certificate of Designation of Series B Convertible Preferred Stock of Parent and (iii) the PIK Dividend Note Agreement dated as of January 3, 1994 (the "PIK Dividend Note Agreement") among Parent, the Preferred Stockholder and the other Holders (as defined therein). Unless otherwise defined herein, capitalized terms are used herein with the meanings ascribed to them in the PIK Dividend Note Agreement.


                                   RECITALS

          WHEREAS, Parent and Opco have proposed a recapitalization pursuant to which (A) the Certificate of Incorporation and Bylaws of Parent shall be amended and restated in the forms attached hereto as Exhibits 1 and 2, respectively, (B) each outstanding share of Common Stock shall be split into 68 shares of Common Stock, (C) each outstanding share of Series A Preferred Stock shall be exchanged for 9.953 shares of Common Stock and 58.057 shares of Series C Convertible Preferred Stock, par value $0.01 per share, having the terms set forth in the Restated Certificate of Incorporation referred to herein (the "Series C Preferred Stock") and (D) each outstanding share of Series B Preferred Stock shall be exchanged for 68 shares of Series C Convertible Preferred Stock (the actions described in clauses (A) through (D) are referred to herein as the "Recapitalization");

          WHEREAS, Parent and Opco have further proposed a merger pursuant to which (A) Opco shall merge with and into Parent on the terms set forth in the Agreement and Plan of Merger attached hereto as Exhibit 4, (B) Parent, as the surviving entity, shall assume all liabilities of Opco and (C) Parent shall change its name to "Kaynar Technologies Inc." (the actions described in clauses (A) through (C) are referred to herein as the "Merger"; the merged entities are referred to herein as "KTI"); and

          WHEREAS, Parent and Opco have further proposed that KTI sell in a public offering up to 2,100,000 shares of Common Stock (the "Offering"), as described in the Prospectus dated April 11, 1997 filed with the Securities and Exchange Commission as part of Registration Statement No. 333-22345 (the "Registration Statement");

          NOW, THEREFORE, in consideration of the foregoing premises (all of which are incorporated herein as a part of this Agreement) and for other good and valuable consideration, the


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receipt and sufficiency of which is hereby acknowledged, the Preferred
Stockholder agrees as follows:

          1. CONSENT TO RECAPITALIZATION, MERGER AND OFFERING. Subject to the terms and conditions set forth herein, the Preferred Stockholder hereby, as of the Effective Date, consents to the Recapitalization, the Merger and the Offering.

          2. WAIVER OF CERTAIN COVENANTS AND NOTICE REQUIREMENTS. Subject to the terms and conditions set forth herein, the Preferred Stockholder agrees to waive:

          (a) The provisions of Section 8.11 of the PIK Dividend Note Agreement in respect (and solely in respect) of the Offering;

          (b) The provisions of Sections 7.01 and 8.09 of the PIK Dividend Note Agreement and Section 4 of each of the Certificates of Designation in respect (and solely in respect) of the Merger; and

          (c) The provisions of Section 8.12 of the PIK Dividend Note Agreement in respect (and solely in respect) of the Recapitalization.

          3. EFFECTIVE DATE. This Agreement shall become effective upon the date (the "Effective Date"), which shall be no later than May 30, 1997, by which all of the following conditions shall have been simultaneously satisfied:

          (a) the Board of Directors of Parent shall have approved and authorized the Recapitalization, the Merger and the Offering and adopted
     (i) the Amended and Restated Certificate of Incorporation of Parent in the form of Exhibit 1 hereto (the "Restated Certificate of Incorporation"),
     (ii) the Amended and Restated Bylaws of Parent in the form of Exhibit 2 hereto, (iii) the Certificate of Merger in the form of Exhibit 3 hereto (the "Merger Certificate"), (iv) the Agreement and Plan of Merger in the form of Exhibit 4 hereto (the "Merger Agreement"), (v) the Stockholders Agreement in the form of Exhibit 5 hereto (the "Stockholders Agreement"),
     (vi) the 1997 Stock Incentive Plan in the form of Exhibit 6 hereto, (vii) the forms of employment agreements attached as Exhibit 7 hereto, (viii) the Underwriting Agreement in the form of Exhibit 8 hereto (the "Underwriting Agreement") and (ix) the Indemnification and Contribution Agreement in the form of Exhibit 9 hereto (the "Indemnification Agreement");

          (b) the Management Investors shall have approved and authorized the Recapitalization, the Merger and the Offering and each of the documents referred to in clauses (i), (iv) and (vi) of Section 3(a) hereof;

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          (c)  the Board of Directors of Opco shall have approved and authorized the Merger and adopted the Merger Agreement;

          (d) the Management Investors shall have executed and delivered to the Preferred Stockholder the Stockholders Agreement;

          (e) the two nominees of the Preferred Stockholder shall have been elected to the Board of Directors of Parent and shall have been appointed to each of the Audit and Compensation Committees thereof;

          (f) Parent and Lehman Brothers Inc. (as representative of the underwriters) shall have executed and delivered to the Preferred Stockholder counterparts of the Underwriting Agreement;

          (g) Parent shall have executed and delivered the Indemnification Agreement to the Preferred Stockholder; and

          (h) Parent shall have delivered to the Preferred Stockholder a certificate of an executive officer of KTI stating that the conditions described in this Section 3 have been satisfied.

          4. CONDITIONS SUBSEQUENT. The consents set forth in Section 1 hereof and the waivers set forth in Section 2 hereof shall cease to be effective unless the First Delivery Date (as defined in the Underwriting Agreement) shall have occurred on or before May 30, 1997 and the following shall have occurred on or before the First Delivery Date:

          (a) the Preferred Stockholder shall have received payment in full in cash of all Obligations then due and payable under the PIK Dividend Note Agreement and the Notes;

          (b) the Restated Certificate of Incorporation and the Merger Agreement shall have been executed by each of the parties thereto and filed with the Secretary of State of the State of Delaware, and the Merger shall be effective;

          (c) Parent shall have entered into employment agreements in the form of Exhibit 7 hereto with each of the Management Investors (other than Joseph F. Blomberg) who is an employee of Parent;

          (d) O'Melveny & Myers LLP, counsel to Parent, Opco and KTI, shall have delivered to the Preferred Stockholder an opinion in form and substance satisfactory to the Preferred Stockholder and its counsel stating that (i) the Preferred Stockholder is entitled to rely on the opinion delivered pursuant to Section 9(e) of the Underwriting Agreement as though the opinion were addressed to the Preferred


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     Stockholder, (ii) the Stockholders Agreement has been duly authorized by
     KTI and is legal, valid, binding and enforceable against KTI in accordance with its terms and (iii) the shares of Series C Preferred Stock delivered to the Preferred Stockholder have been duly authorized and validly issued and are fully paid and non-assessable;

          (e) Arthur Andersen LLP shall have delivered to the Preferred Stockholder a letter in form and substance satisfactory to the Preferred Stockholder and its counsel regarding procedures performed by Arthur Andersen LLP in connection with the preparation of the Registration Statement; and

          (f) all of the documents and agreements referred to in Section 3(a) shall be in full force and effect, and there shall not have been any amendments, modifications or supplements thereto which have not been approved in writing by the Preferred Stockholder.

          5. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          6. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


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          IN WITNESS WHEREOF, Opco, Parent and the Preferred Stockholder have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                         KAYNAR HOLDINGS INC.



                         By: /s/ David A. Werner
                             ----------------------------
                            Name:  David A. Werner
                            Title: Vice President


                         KAYNAR TECHNOLOGIES INC.



                         By: /s/ David A. Werner
                             ----------------------------
                            Name:  David A. Werner
                            Title: Vice President


                         GENERAL ELECTRIC CAPITAL CORPORATION



                         By: /s/ Peter C. Keenoy
                             ----------------------------
                            Name:  Peter C. Keenoy
                            Title: Authorized Signatory


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                                 EXHIBITS

Exhibit 1      -    Amended and Restated Certificate of Incorporation of Parent

Exhibit 2      -    Amended and Restated Bylaws of Parent

Exhibit 3      -    Certificate of Merger

Exhibit 4      -    Agreement and Plan of Merger between Opco and Parent

Exhibit 5      -    Stockholders Agreement among KTI, the Preferred Stockholder and the Management Investors

Exhibit 6      -    1997 Stock Incentive Plan of Parent

Exhibit 7      -    Forms of Employment Agreements

Exhibit 8      -    Underwriting Agreement among KTI, the Preferred Stockholder and the underwriters named therein

Exhibit 9      -    Indemnification and Contribution Agreement
                    between KTI and the Preferred Stockholder